Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HOWARD ENERGY PARTNERS, LP

This Certificate of Limited Partnership, dated November 2, 2016, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Howard Energy Partners, LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporate Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the mailing address of the general partner are:

Howard Energy GP, LLC

17806 IH-10 West, Suite 210

San Antonio, Texas 78257

4. This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

HOWARD ENERGY GP, LLC, as general partner

By:	/s/ Greg Packer
Name:	Greg Packer
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Certificate of Limited Partnership of

Howard Energy Partners, LP]